Exhibit No. 32.1
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Form 10-QSB
Las Vegas Resorts Corporation
File No. 33-10513-LA


                    Certification Pursuant to 18 U.S.C. 1350,
                       as adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002 -
              Chief Executive Officer and Chief Accounting Officer


In connection with the Quarterly Report of Las Vegas Resorts Corporation (Company) on Form 10-QSB for the period ended October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Timothy
P. Halter, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 17, 2005                           By:   /s/ Timothy P. Halter
      -----------------                              ---------------------------
                                                               Timothy P. Halter
                                                     Chief Executive Officer and
                                                         Chief Financial Officer


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A signed  original of this  written  statement  required by Section 906 has been provided to Las Vegas Resorts Corporation and will be retained by Las Vegas Resorts Corporation and furnished to the Securities and Exchange Commission or its staff upon request.